Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Reports Second Quarter 2022 Financial Results

•	Consolidated Revenue Increased 18% Year-Over-Year to $82.9 Million
•	Canadian Cannabis Business Net Sales Increased 20% Year-Over-Year and 37% Sequentially to Quarterly New Record
•	Pure Sunfarms Remains Best-Selling Dried Flower Brand in Canada*
•	Rose LifeScience Became the Number Three Licensed Producer in Quebec**

Vancouver, BC, August 9, 2022 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) (TSX: VFF) today announced its financial results for the second quarter ended June 30, 2022.  All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The continued successful execution of our differentiated Canadian Cannabis strategy drove strong year-over-year and sequential sales growth, achieving a new record high for the second quarter, as well as our 15th consecutive quarter of positive EBITDA for that business,” said Michael DeGiglio, Chief Executive Officer, Village Farms.  “Our Pure Sunfarms brand maintained its number one market share position in dried flower in Canada*, while Rose LifeScience became a top-three licensed producer in Quebec, with an 8.5% market share**, in part driven by its Promenade brand in collaboration with Pure Sunfarms.  Importantly, our planned investments in our commercial capabilities, including sales support and marketing, strain development and other innovation, new brands and geographical expansion over the past 18 months to drive both near- and long-term growth are beginning to yield their intended results. We are also seeing the benefits of the evolution of our strategy for non-branded, with larger, more regular sales to a smaller number of repeat customers, which has been complemented by steady growth in exports, having recently completed our sixth shipment to Australia.”

“We continue to expect the second half of 2022 to trend favourably for our Canadian Cannabis business, as we launch new SKUs, including new strains, across our brands into a market that continues to exhibit robust growth. In addition, the roll out of the Original Fraser Valley Weed Co. brand will enable us to address a considerable portion of the Canadian market that we previously did not. We also expect to increasingly benefit from integrating Pure Sunfarms and Rose to realize the significant synergistic opportunities that can take Village Farms’ Canadian Cannabis business to the next level.”

“In our U.S. Cannabis business, Balanced Health Botanicals and CBDistillery® brand continues to perform well amidst a broader U.S. cannabinoid market that continues to be challenged by lack of regulatory clarity, resulting in confusion at the consumer level. Balanced Health is an integral part of our long-term US Cannabis strategy, as a well-established, profitable business, with top brand awareness, and an established e-commerce platform and retail channels that provides another potential pathway to participate in the high-THC cannabis market in the U.S. when we are able.”

“Internationally, we continue to progress steadily on multiple new opportunities in selected target markets. Having received EU GMP certification, our Canadian Cannabis operations are finalizing details with partners with shipments expected to commence in the coming months. Separately today, we announced our ownership of 85% of Leli Holland, which has been was awarded the tenth and final cultivation license granted under the

Exhibit 99.1

Closed Cannabis Supply Chain Experiment in the Netherlands.  As a result, we will directly participate in what will be the first major European market to permit large-scale cannabis cultivation and distribution for recreational purposes, while strongly positioning our Company for success in other European markets as they legalize.”

“In our Village Farms Fresh produce business, as anticipated we continued to be challenged by cost inflation across our operations, with significant year-over-year increases in most categories, including fertilizer and other inputs, packaging, freight and labor costs, which has been exacerbated by the continued impact of the Brown Rugose virus that has impacted the global tomato industry. To date, we have not been able to pass these cost increases on to customers due to the continued oversupply in each of the tomato, cucumber and pepper markets. With the goal of optimizing profitability for Village Farms Fresh, we have initiated an intensive operational review of our operations. We believe strongly in the potential of these operations, especially for their optionality and considerably greater value as part of our cannabis strategy in a national or Texas state legal cannabis market in which we can participate.”

Second Quarter 2022 Financial Highlights

(All comparable periods are for Second Quarter 2021)

Consolidated

•	Consolidated sales increased 18% year-over-year to $82.9 million from $70.4 million;
•

Consolidated net loss was ($36.6 million), or ($0.41) per share, which included $29.8 million of impairments to Balanced Health Botanicals’ goodwill and intangible assets, compared with ($4.5 million), or ($0.06) per share; and,

•	Consolidated adjusted EBITDA was negative ($10.3 million) compared with positive adjusted EBITDA of $1.5 million.

Cannabis

•	Total Cannabis segment net sales increased 44% year-over-year to $35.6 million, representing 43% of total Village Farms sales; and
•	Total Cannabis segment adjusted EBITDA was $2.1 million, compared with $7.3 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience) Financial Summary for the Three and Six Months Ended June 30, 2022 and June 30, 2021

•

Canadian Cannabis net sales increased 25% year-over-year to a record $29.8 million (C$38.0 million), with a gross margin of 33% (within the Company’s stated target range) and adjusted EBITDA of $2.7 million (C$3.3 million).

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended June 30,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$53.8	$42.1	$41.7	$34.0	+29%
Total Net Sales	$38.0	$29.8	$30.4	$24.7	+25%
Total Cost of Sales [1]	$25.6	$20.1	$18.2	$14.8	+41%
Gross Margin [1]	$12.4	$9.7	$12.2	$9.9	+2%
Gross Margin % [1]	33%	33%	40%	40%	-19%
SG&A	$10.9	$8.4	$5.4	$4.4	-103%
Share-based compensation	$0.3	$0.2	$0.2	$0.2	-45%
Net income	$2.5	$1.8	$4.0	$3.2	-36%

Exhibit 99.1

Adjusted EBITDA [2]	$3.3	$2.7	$9.1	$7.4	-63%
Adjusted EBITDA Margin [2]	9%	9%	30%	30%	-70%

(millions except % metrics)	Six Months Ended June 30,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$94.5	$74.2	$72.5	$58.3	+30%
Total Net Sales	$65.6	$51.6	$52.5	$42.2	+25%
Total Cost of Sales [1]	$43.7	$34.4	$33.8	$27.1	+29%
Gross Margin [1]	$21.9	$17.2	$18.7	$15.1	+17%
Gross Margin % [1]	33%	33%	36%	36%	-7%
SG&A	$19.7	$15.3	$10.4	$8.3	-89%
Share-based compensation	$0.8	$0.6	$1.6	$1.3	+51%
Net income	$4.1	$2.8	$0.4	$0.4	+935%
Adjusted EBITDA [2]	$6.0	$4.8	$12.2	$9.9	-49%
Adjusted EBITDA Margin [2]	9%	9%	23%	23%	-59%

1. Total cost of sales and gross margin for the three and six months ended June 30, 2022 excludes the C$2,245 (US$1,766) and C$4,839 (US$3,815), respectively, positive inventory adjustment and for the three and six months ended June 30, 2021 excludes the C$145 (US$133) and C$3,824 (US$3,058), respectively, inventory adjustment charge from the revaluation of inventory to fair value at the acquisition date of November 2, 2020.

2. Adjusted EBITDA is a non-GAAP measure, is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. See “Non-GAAP Measures” below.

Canadian Cannabis’ Percent of Sales by Product Group1

	Three months ended June 30,		Six months ended June 30,
Channel	2022	2021	2022	2021
Retail, Flower	67%	65%	67%	68%
Retail, Derivatives	4%	8%	6%	10%
Wholesale, Flower and Trim	29%	27%	27%	22%

1. Excludes Rose LifeScience commission-based revenue.

U.S. Cannabis (Balanced Health Botanicals and VF Hemp)

•

U.S. Cannabis net sales were $5.8 million, with a gross margin of 66% and adjusted EBITDA of negative ($0.6 million). There are no year-over-year comparisons because Balanced Health Botanicals was acquired by Village Farms during the third quarter of 2021 (August 16, 2021).

Village Farms Fresh (Produce)

•

Sales increased 4% to $47.2 million and adjusted EBITDA was negative ($10.3 million), compared with ($4.0 million), with the magnitude of the adjusted EBITDA loss being due primarily to the impact of inflation on costs.

Strategic Growth and Operational Highlights

Canadian Cannabis

•

Pure Sunfarms’ maintained its number one brand position for dried flower in Canada and was the number five licensed producer in Canada (by dollar sales), and remained the top-selling brand of dried flower products in key markets of Ontario, Alberta and British Columbia, while continuing to lead publicly traded Canadian cannabis companies in profitability.

Exhibit 99.1

•

Launched Pure Sunfarms branded products in Yukon, Northwest Territories, New Brunswick and Newfoundland and Labrador, extending Pure Sunfarms’ brand reach to ten provinces and territories representing 98 per cent of total legal cannabis sales in Canada.

•

At the end of the second quarter, Pure Sunfarms began shipping products under its second brand, the Original Fraser Valley Weed Co. (“Fraser Valley”), which quickly sold out in its initial provincial market, British Columbia. Fraser Valley products appeal to the value segment of the market, targeting the frequent, price-conscious consumer with dependable and potent bulk flower.

•	Rose expanded market share of its brands in Quebec to 8.5%, becoming the third best-selling licensed producer in that province**, supported by its strong portfolio, in particular the Promenade brand.
•	Canadian Cannabis launched a total of 23 new SKUs (14 by Pure Sunfarms and nine by Rose LifeScience).
•	Pure Sunfarms and NOYA Cannabis Inc. launched Cookies sun-grown flower in Ontario during the quarter (with Pure Sunfarms being the licensed producer of record).

* For the quarter ended June 30, 2022. Based on HiFyre data

** For the quarter ended June 30, 2022. Based on internal calculations, supported by StatsCan data.

U.S. Cannabis

Balanced Health successfully launched the first product in the new Synergy+ line. UNWIND Synergy+ is positioned to help customers unwind after work or a long day.

•

John Harloe J.D. PhD, General Counsel for Balanced Health, was chosen by the Colorado Department of Public Health and Environment for the SB 22-205 task force. Colorado Governor, Jared Polis, has directed the task force to study intoxicating hemp products, make legislative and rule recommendations and analyze the effectiveness of each recommendation.

•

Subsequent to June 30, 2022, Balanced Health announced the results of a study that reported participants showed a significant reduction of mild or temporary anxiety when they began using CBDistillery Daytime Synergy CBG + CBD tincture.

International Cannabis

•

Subsequent to the quarter-end, Leli Holland B.V. (“Leli Holland”) was awarded the tenth and final cultivation license granted under the Dutch Closed Supply Chain Experiment program.  Subsequently, Village Farms exercised its previously announced option, acquiring 85% of Leli Holland, enabling it to directly participate as a cultivator and distributor in the Netherlands, the first major European country to permit large scale recreational cultivation.

•	Pure Sunfarms completed its sixth shipment to Australia as the Australian medical cannabis market continues to experience steady growth.
•

Pure Sunfarms is completing regulatory processes and other preparations to enable it to begin exporting EU-GMP certified dried flower to additional international medicinal markets, with an initial focus on Israel and Germany, in the coming months.

Village Farms Fresh (Produce)

•	Initiated an intensive operational review of the Fresh Produce business with the goal of optimizing profitability of the business.

Corporate

•

Village Farms was named to Corporate Knights’ Inaugural Future 50: The Fastest Growing Sustainable Companies in Canada. Village Farms was selected from a pool of 6,115 companies (1,100 public and 4,015 private) as one of 25 publicly traded companies with the highest year-over-year percentage increase in “clean revenue”.

Presentation of Financial Results

Exhibit 99.1

The Company’s financial statements for the three and six months ended June 30, 2022, as well as the comparative periods for 2021, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”). Balanced Health was acquired on August 16, 2021 and their results are presented in the operations of our consolidated wholly-owned subsidiaries for the three and six months ended June 30, 2022. The Company acquired 70% of Rose LifeScience on November 15, 2021 and their results are presented in the operations of our consolidated wholly-owned subsidiaries and the minority interest is presented in Net Income (Loss) Attributable to Non-controlling Interests, Net of Tax for the three and six months ended June 30, 2022.

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended June 30,		Six Months Ended June 30,
	2022 (1)	2021	2022 (1)	2021
Sales	$82,903	$70,374	$153,059	$122,770
Cost of sales	(76,580)	(65,109)	(136,832)	(115,198)
Gross margin	6,323	5,265	16,227	7,572
Selling, general and administrative expenses	(17,402)	(9,025)	(34,373)	(17,117)
Share-based compensation	(1,114)	(1,887)	(2,078)	(3,885)
Interest expense	(665)	(598)	(1,348)	(1,339)
Interest income	—	46	110	49
Foreign exchange (loss) gain	(527)	193	(208)	(311)
Other expense, net	(30)	(166)	(38)	(235)
Impairments (2)	(29,799)	—	(29,799)	—
Write-off of joint venture loan	(592)	—	(592)	—
Loss on disposal of assets	—	(40)	—	(40)
Recovery of income taxes	9,714	1,781	11,380	3,620
Loss from consolidated entities	(34,092)	(4,431)	(40,719)	(11,686)
Less: net loss attributable to non-controlling interests, net of tax	152	—	314	—
Loss from equity method investments	(2,615)	(86)	(2,667)	(213)
Net loss attributable to Village Farms International Inc.	$(36,555)	$(4,517)	$(43,072)	$(11,899)
Adjusted EBITDA (3)	$(10,308)	$1,547	$(16,419)	$1,951
Basic loss per share	$(0.41)	$(0.06)	$(0.49)	$(0.15)
Diluted loss per share	$(0.41)	$(0.06)	$(0.49)	$(0.15)
1.

For the three and six months ended June 30, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company and Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.

2.

Consists of impairments to goodwill of ($25,159) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 1, Item 1 Note 6 “Goodwill and Intangible Assets” for additional details.

3.

Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

We caution that our results of operations for the three and six months ended June 30, 2022 and 2021 may not be indicative of our future performance, particularly in light of the ongoing COVID-19 pandemic. We are currently unable to assess the ultimate impact of the COVID-19 pandemic on our business and our results of operations for future periods.

Exhibit 99.1

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended June 30, 2022
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$47,176	$29,793	$5,793	$141	$—	$82,903
Cost of sales	(56,143)	(18,285)	(1,956)	(196)	—	(76,580)
Selling, general and administrative expenses	(2,808)	(8,397)	(4,262)	(7)	(1,928)	(17,402)
Share-based compensation	—	(219)	(107)	—	(788)	(1,114)
Other expense, net	(402)	(231)	(12)	—	(577)	(1,222)
Write-off of joint venture loan	—	—	—	—	(592)	(592)
Impairments (2)	—	—	(29,799)	—	—	(29,799)
Recovery of (provision for) income taxes	2,827	(991)	7,025	—	853	9,714
(Loss) income from consolidated entities	(9,350)	1,670	(23,318)	(62)	(3,032)	(34,092)
Less: net loss attributable to non-controlling interests, net of tax	—	152	—	—	—	152
Loss from equity method investments	—	—	(2,615)	—	—	(2,615)
Net (loss) income	(9,350)	1,822	(25,933)	(62)	(3,032)	(36,555)
Adjusted EBITDA (3)	$(10,282)	$2,743	$(633)	$(63)	$(2,073)	$(10,308)
Basic (loss) income per share	$(0.11)	$0.02	$(0.29)	$(0.00)	$(0.03)	$(0.41)
Diluted (loss) income per share	$(0.11)	$0.02	$(0.29)	$(0.00)	$(0.03)	$(0.41)

	For the Three Months Ended June 30, 2021
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$45,539	$24,761	$—	$74	$—	$70,374
Cost of sales	(49,353)	(14,941)	—	(815)	—	(65,109)
Selling, general and administrative expenses	(2,946)	(4,370)	—	(52)	(1,657)	(9,025)
Share-based compensation	—	(191)	—	—	(1,696)	(1,887)
Other (expense) income, net	(133)	(764)	—	(8)	340	(565)
Recovery of (provision for) income taxes	2,233	(1,274)	—	—	822	1,781
(Loss) income from consolidated entities	(4,660)	3,221	—	(801)	(2,191)	(4,431)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	—	—	—	—	—
Loss from equity method investments	—	—	(86)	—	—	(86)
Net (loss) income	(4,660)	3,221	(86)	(801)	(2,191)	(4,517)
Adjusted EBITDA (3)	(3,980)	7,369	(48)	(135)	(1,659)	$1,547
Basic (loss) income per share	$(0.06)	$0.04	$(0.00)	$(0.01)	$(0.03)	$(0.06)
Diluted (loss) income per share	$(0.06)	$0.04	$(0.00)	$(0.01)	$(0.03)	$(0.06)

Exhibit 99.1

	For the Six Months Ended June 30, 2022
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$88,525	$51,562	$12,836	$136	$—	$153,059
Cost of sales	(101,782)	(30,544)	(4,287)	(219)	—	(136,832)
Selling, general and administrative expenses	(5,948)	(15,330)	(8,558)	(39)	(4,498)	(34,373)
Share-based compensation	—	(586)	(202)	—	(1,290)	(2,078)
Other expense, net	(432)	(977)	(12)	(6)	(57)	(1,484)
Write-off of joint venture loan	—	—	—	—	(592)	(592)
Impairments (2)	—	—	(29,799)	—	—	(29,799)
Recovery of (provision for) income taxes	4,542	(1,630)	7,025	—	1,443	11,380
(Loss) income from consolidated entities	(15,095)	2,495	(22,997)	(128)	(4,994)	(40,719)
Less: net loss attributable to non-controlling interests, net of tax	—	314	—	—	—	314
Loss from equity method investments	—	—	(2,667)	—	—	(2,667)
Net (loss) income	(15,095)	2,809	(25,664)	(128)	(4,994)	(43,072)
Adjusted EBITDA (3)	$(16,483)	$4,847	$(53)	$(122)	$(4,608)	$(16,419)
Basic (loss) income per share	$(0.17)	$0.03	$(0.29)	$(0.00)	$(0.06)	$(0.49)
Diluted (loss) income per share	$(0.17)	$0.03	$(0.29)	$(0.00)	$(0.06)	$(0.49)
	For the Six Months Ended June 30, 2021
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$80,406	$42,221	$—	$143	$—	$122,770
Cost of sales	(83,503)	(30,189)	—	(1,506)	—	(115,198)
Selling, general and administrative expenses	(5,497)	(8,336)	—	(84)	(3,200)	(17,117)
Share-based compensation	—	(1,285)	—	—	(2,600)	(3,885)
Other expense, net	(389)	(1,394)	—	(20)	(73)	(1,876)
Recovery of (provision for) income taxes	2,738	(630)	—	—	1,512	3,620
(Loss) income from consolidated entities	(6,245)	387	—	(1,467)	(4,361)	(11,686)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	—	—	—	—	—
Loss from equity method investments	—	—	(213)	—	—	(213)
Net (loss) income	(6,245)	387	(213)	(1,467)	(4,361)	(11,899)
Adjusted EBITDA (3)	(4,472)	9,903	(127)	(151)	(3,202)	$1,951
Basic (loss) income per share	$(0.08)	$0.01	$(0.00)	$(0.02)	$(0.06)	$(0.15)
Diluted (loss) income per share	$(0.08)	$0.01	$(0.00)	$(0.02)	$(0.06)	$(0.15)

1.

For the three and six months ended June 30, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company and Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.

2.

Consists of impairments to goodwill of ($25,159) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 1, Item 1 Note 6 “Goodwill and Intangible Assets” for additional details.

3.

Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

A detailed discussion of our consolidated and segment results can be found in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 (the “Quarterly Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com).  In addition, the Quarterly Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Exhibit 99.1

Reconciliation of Net Income to Adjusted EBITDA

The following table reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of U.S. dollars)	2022 (1)	2021 (1)	2022 (1)	2021 (1)
Net loss	$(36,555)	$(4,517)	$(43,072)	$(11,899)
Add:
Amortization	2,768	3,898	5,470	7,310
Foreign currency exchange loss (gain)	570	(269)	251	235
Interest expense, net	705	552	1,278	1,290
Recovery of income taxes	(9,713)	(1,781)	(11,379)	(3,620)
Share-based compensation	1,114	1,887	2,078	3,885
Interest expense for VFH	26	13	39	27
Amortization for JVs	130	30	224	64
Deferred financing fees	61	166	127	166
Impairments (2)	29,799	—	29,799	—
JV loan write-off	592	—	592	—
Share of loss on JV inventory impairment	2,284	—	2,284	—
Incremental utility costs due to storm	—	1,400	—	1,400
Foreign currency exchange (gain) loss for JVs	(28)	—	1	—
Purchase price adjustment (3)	(2,059)	133	(4,109)	3,058
Amortization of deferred charges	—	—	—	—
Gain on disposal of assets	(2)	35	(2)	35
Adjusted EBITDA (4)	$(10,308)	$1,547	$(16,419)	$1,951
Adjusted EBITDA for JVs (5)	$(302)	$(48)	$(327)	$(127)
Adjusted EBITDA excluding JVs	$(10,006)	$1,595	$(16,092)	$2,078

1.

For the three and six months ended June 30, 2022, Balanced Health’s financial results are fully consolidated in the financial results of the Company and Village Farms’ share of Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.

2.

Consists of impairments to goodwill of ($25,159) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 1, Item 1 Note 6 “Goodwill and Intangible Assets” for additional details.

3.	The purchase price adjustment primarily reflects the non-cash accounting charge resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date on November 2, 2020.
4.

Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

5.	The Adjusted EBITDA for JVs consists of the VF Hemp Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three and six months  ended June 30, 2022 in the Quarterly Report, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Response to the Ongoing Coronavirus Pandemic

In March 2020, the World Health Organization declared the outbreak of the COVID-19 virus a global pandemic. This outbreak continues to cause major disruptions to businesses and markets worldwide as the virus continues to spread. Several countries as well as certain states and cities within the United States and

Exhibit 99.1

Canada have enacted temporary closures of businesses, issued quarantine or shelter-in-place orders and taken other restrictive measures. In response to the COVID-19 pandemic, the Company implemented safety protocols and procedures to protect its employees, its subcontractors, and its customers. These protocols take into consideration guidance from state and local government agencies as well as the Centers for Disease Control and Prevention and other public health authorities.

As of August 9, 2022, all of the Company’s operations are operating normally, however, the extent to which COVID-19 and the related global economic crisis affect the Company’s business, results of operations and financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties (including new financial regulation and other regulatory reform) in response to the pandemic, and the effects on our produce, clients, vendors and employees. Village Farms continues to service its customers amid uncertainty and disruption linked to COVID-19 and is actively managing its business to respond to the impact.

Conference Call

Village Farms’ management team will host a conference call today, Tuesday, August 9, 2022, at 8:30 a.m. ET to discuss its financial results.  Participants can access the conference call by telephone by dialing (416) 764-8659 or (888) 664-6392, or via the Internet at: https://app.webinar.net/Q8rLNPLNepq. The live question and answer session will be limited to analysts; however, others are invited to submit their questions ahead of the conference call via email at investorrelations@villagefarms.com.  Management will address questions received via email as part of the conference call question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial (416) 764-8677 or (888) 390-0541 and enter the passcode 784970 followed by the pound (#) key. The telephone replay will be available until Tuesday, August 16, 2022 at midnight (ET).  The conference call will also be available on Village Farms' web site at  http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country.  Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Exhibit 99.1

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This Press Release also contains “forward-looking information” within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. Forward-looking statements may relate to the Company’s future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans (including internationally as a result of our acquisition of Leli Holland), litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history, including that of Rose LifeScience Inc. (“Rose”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc.(“Pure Sunfarms”) and our operations of growing hemp in the United States; the legal status of Pure Sunfarms, Rose and Balanced Health cannabis business; risks relating to the integration of Balanced Health and Rose into our cannabis business; risks related to international expansion through our investment in Leli Holland; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position, ability to leverage current business relationships for future business involving hemp and cannabinoids, the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and licenses (e.g., Pure Sunfarms ability to obtain licenses for its Delta 2 greenhouse facility as well as additional licenses under the Canadian act respecting cannabis to amend to the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16 (Canada) for its Delta 3 greenhouse facility), and changes in our regulatory requirements; risks relating to conversion of our greenhouses to cannabis production for Pure Sunfarms; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties,

Exhibit 99.1

many of which are beyond the Company’s control, that may cause the Company’s or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company’s filings with securities regulators, including this Press Release. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Exhibit 99.1

Village Farms International, Inc.
Consolidated Statements of Financial Position
(In thousands of United States dollars)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$ 26,189	$ 53,417
Restricted cash	6,810	5,250
Trade receivables	37,119	34,360
Inventories	76,588	68,677
Other receivables	506	616
Income tax receivable	1,831	2,430
Prepaid expenses and deposits	9,966	10,209
Total current assets	159,009	174,959
Non-current assets
Property, plant and equipment	218,004	215,704
Investment in in minority interests	2,109	2,109
Note receivable - joint venture	-	3,256
Goodwill	92,643	117,533
Intangibles	20,956	26,394
Deferred tax asset	28,710	16,766
Right-of-use assets	7,224	7,609
Other assets	5,637	2,581
Total assets	$ 534,292	$ 566,911
LIABILITIES
Current liabilities
Line of credit	$ 6,892	$ 7,760
Trade payables	26,634	22,597
Current maturities of long-term debt	10,063	11,416
Accrued sales taxes	13,876	3,899
Accrued loyalty program	1,828	2,098
Accrued liabilities	17,561	14,168
Lease liabilities - current	1,437	962
Income tax payable	985	-
Other current liabilities	1,576	1,413
Total current liabilities	80,852	64,313
Non-current liabilities
Long-term debt	47,621	50,419
Deferred tax liability	17,193	18,657
Lease liabilities - non-current	6,383	6,711
Other liabilities	1,652	1,973
Total liabilities	153,701	142,073
Commitments and contingencies
MEZZANINE EQUITY
Redeemable non-controlling interests	16,119	16,433
SHAREHOLDERS’ EQUITY
Common stock	365,737	365,561
Additional paid in capital	11,463	9,369
Accumulated other comprehensive loss	3,565	6,696
Retained earnings	(16,293)	26,779
Total shareholders’ equity	364,472	408,405
Total liabilities and shareholders’ equity	$ 534,292	$ 566,911

Exhibit 99.1

Village Farms International, Inc.
Condensed Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)
(In thousands of United States dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Sales	$ 82,903	$ 70,374	$ 153,059	$ 122,770
Cost of sales	(76,580)	(65,109)	(136,832)	(115,198)
Gross margin	6,323	5,265	16,227	7,572
Selling, general and administrative expenses	(17,402)	(9,025)	(34,373)	(17,117)
Share-based compensation	(1,114)	(1,887)	(2,078)	(3,885)
Interest expense	(665)	(598)	(1,348)	(1,339)
Interest income	-	46	110	49
Foreign exchange (loss) gain	(527)	193	(208)	(311)
Other (expense), net	(30)	(166)	(38)	(235)
Write-off of joint venture loan	(592)	-	(592)	-
Impairments	(29,799)	-	(29,799)	-
Loss on disposal of assets	-	(40)	-	(40)
Loss before taxes and loss from equity method investments	(43,806)	(6,212)	(52,099)	(15,306)
Recovery of income taxes	9,714	1,781	11,380	3,620
Loss from equity method investments	(2,615)	(86)	(2,667)	(213)
Loss including non-controlling interests	(36,707)	(4,517)	(43,386)	(11,899)
Less: net loss attributable to non-controlling interests, net of tax	152		314	-
Net loss attributable to Village Farms International Inc.	$ (36,555)	$ (4,517)	$ (43,072)	$ (11,899)
Basic loss per share	$ (0.41)	$ (0.06)	$ (0.49)	$ (0.15)
Diluted loss per share	$ (0.41)	$ (0.06)	$ (0.49)	$ (0.15)
Weighted average number of common shares used in the computation of net loss per share (in thousands):
Basic	88,567	81,071	88,472	78,560
Diluted	88,567	81,071	88,472	78,560
Net loss attributable to Village Farms International Inc.	$ (36,555)	$ (4,517)	$ (43,072)	$ (11,899)
Other comprehensive loss:
Foreign currency translation adjustment	151	2,366	612	4,077
Comprehensive loss	$ (36,404)	$ (2,151)	$ (42,460)	$ (7,822)

Exhibit 99.1

Village Farms International, Inc.
Condensed Consolidated Interim Statements of Cash Flows
(In thousands of United States dollars)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows used in operating activities:
Net loss	$ (43,072)	$ (11,899)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	6,332	6,536
Amortization of deferred charges	126	166
Share of loss from joint ventures	2,667	213
Interest expense	1,348	1,339
Interest income	(110)	(49)
Interest paid on long-term debt	(1,855)	(1,909)
Unrealized foreign exchange loss	115	161
Impairments	29,799	-
Write-off of joint venture loan	592	-
Loss on disposal of assets	-	40
Non-cash lease expense	29	(255)
Share-based compensation	2,078	3,885
Deferred income taxes	(16,134)	(3,199)
Changes in non-cash working capital items	9,064	(10,239)
Net cash used in operating activities	(9,021)	(15,210)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(10,232)	(11,355)
Advances to joint ventures	-	(12)
Notes receivable	(3,449)	(1,001)
Net cash used in investing activities	(13,681)	(12,368)
Cash flows provided by financing activities:
Proceeds from borrowings	4,000	4,227
Repayments on borrowings	(6,490)	(6,026)
Proceeds from issuance of common stock and warrants	-	135,000
Issuance costs	-	(7,511)
Proceeds from exercise of stock options	192	186
Proceeds from exercise of warrants	-	18,495
Share re-purchases	-	(3,980)
Payments on capital lease obligations	(612)	(310)
Payment of note payable related to acquisition	-	(15,498)
Net cash (used in) provided by financing activities	(2,910)	124,583
Effect of exchange rate changes on cash and cash equivalents	(56)	502
Net (decrease) increase in cash and cash equivalents	(25,668)	97,507
Cash and cash equivalents, beginning of period	58,667	25,679
Cash and cash equivalents, end of period	$ 32,999	$ 123,186